Exhibit 99.1

Beverage Industry Expert Ken Sadowsky Rejoins Millennium Biotechnologies' Board of Directors

Senior Beverages Advisor for Verlinvest Rejoins Board Following Company's Capital Restructuring

PARAMUS, N.J., March 8, 2010 (GLOBE NEWSWIRE) -- Millennium Biotechnologies Group Inc. (OTCBB:MBTG - News), a leader in targeted product development for the Clinical Nutrition and Sports Supplement Markets, announced today that Ken Sadowsky, a distinguished expert and veteran of the Beverage Industry, has rejoined the Company's board of directors.

Mr. Sadowsky resigned from the Company's board in March 2009. Mr. Sadowsky's position as a note holder and board member, had a foreclosure taken place, would have represented a potential conflict of interest. Since then, Millennium Biotechnologies has converted over 93% of its outstanding debt to equity, eliminating the then threat of foreclosure and potential conflict of interest, now positioning the Company for growth.

Ken Sadowsky is the Senior Beverages Advisor for Verlinvest, a Brussels-based holding company established by the founding family of Interbrew, currently known as Anheiser Busch InBev. Additionally, Mr. Sadowsky sits on the board of directors of All Market Inc., makers of Vita Coco coconut water, and Hint Inc., makers of Hint Water based in San Francisco.

New York-based Vita Coco, which has turned down multimillion-dollar investments from beverage industry giants, expected to log $40 million in sales this year and has been valued at between $120 and $140 million by industry analysts. The leading brand of coconut water recently made headlines by attracting "significant investments" by celebrities such as Madonna, Matthew McConaughey and Demi Moore.

"I am very excited to rejoin the board of Millennium Biotechnologies. With a new capital structure and greatly increased product recognition, this is a pivotal and promising time for the Company. I plan to use my industry knowledge, contacts and specific experience in launching beverage product lines worldwide to promote the growth of Millennium Biotechnologies' Surgex line of superior nutritional sports supplements," commented Ken Sadowsky.

Mark Mirken, CEO of Millennium Biotechnologies, stated, "The Company is extremely pleased to welcome back Ken Sadowsky as a member of our board. His expertise in functional beverages and well-established relationships with key financing contacts in the industry are extremely important in continuing the successful commercialization of our Surgex product lines. Recent transactions with competitive brands have given us a better valuation model for our proprietary and medically validated sports nutritional products."

For more information about the Company's products, please visit Resurgex and Surgex Sports.

About Millennium Biotechnologies Group, Inc.

Millennium's six marketed products form an advanced line of nutritional formulas. Resurgex Select (R) is a whole foods-based, calorically dense, high-protein nutritional formula developed for cancer patients undergoing chemotherapy or radiation treatments. Resurgex (R) and Resurgex Plus(R) are specialized, anabolic nutritional supplements rich in antioxidants that provide nutritional support post-treatment. Millennium also created Surgex (TM) sports nutrition formula to address the nutritional concerns of professionals, Olympic, and amateur elite athletes. These athletes often experience similar symptoms post-workout to those battling immuno-compromised conditions, such as fatigue, loss of lean muscle, oxidative stress, and reduced immune function.

Resurgex Essential(TM) and Resurgex Essential Plus (TM) are comprehensive, calorically dense formulas that meet and succeed the nutritional requirements of the assisted living community.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of1934. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of the Company and SPI set forth herein and those preceded by or that include the words "believes,'' "expects,'' "given,'' "targets,'' "intends,'' "anticipates, "plans,'' "projects,'' "forecasts'' or similar expressions, are "forward-looking statements". Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company's future results to differ materially from those anticipated. The Company assumes no obligation to update any of the information contained or referenced in this press release.

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